                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                            Helen of Troy Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                               PRELIMINARY COPIES


                             HELEN OF TROY LIMITED
                               6827 MARKET AVENUE
                             EL PASO, TEXAS  79915

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 26, 1997

       Notice is hereby given that the Annual Meeting of the Shareholders (the "Meeting") of Helen of Troy Limited, a Bermuda company, will be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas on Tuesday, August 26, 1997 at 1:00 p.m., Mountain Daylight Time, for the following purposes:

       1.     To elect a board of seven directors;

       2. To consider approval of an amendment to the Company's 1994 Stock Option and Restricted Stock Plan;

       3. To approve a proposal to increase the number of common shares subject to the Company's 1994 Stock Option and Restricted Stock Plan;

       4. To consider approval of a proposal to increase the Company's authorized common shares;

       5. To consider and vote upon the adoption of Helen of Troy's 1997 Cash Bonus Performance Plan and the performance goals included therein;

       6. To consider approval of certain amendments to the Company's 1995 Non-Employee Director Stock Option Plan;

       7. To transact such other business as may properly come before the Meeting or any adjournment thereof.

       A record of shareholders who will be entitled to notice of or to vote at the Meeting has been taken as of the close of business on July 3, 1997. You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Meeting.

       If you do not expect to be present in person at the Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which has been provided for your convenience. The prompt return of proxies will insure a quorum and save the Company the expense of further solicitation.

       You are cordially invited and encouraged to attend the Meeting in person.

                                                         GERALD J. RUBIN
                                                         Chairman of the Board
El Paso, Texas
July 10, 1997

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                               PRELIMINARY COPIES


                             HELEN OF TROY LIMITED

                           PRINCIPAL EXECUTIVE OFFICE
                               6827 MARKET AVENUE
                             EL PASO, TEXAS  79915
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 26, 1997

                            SOLICITATION OF PROXIES

       The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the "Company") for use at its Annual Meeting of Shareholders (the "Meeting") to be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 26, 1997 at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy may be revoked by filing written notice of revocation or an executed proxy bearing a later date with the Secretary of the Company any time before exercise of the proxy. A shareholder giving a proxy may attend the Meeting and vote in person. Forms of proxy and proxy statements are to be mailed on or about July 11, 1997.

       The Annual Report to Shareholders for the year ended February 28, 1997 ("fiscal 1997"), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

       The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview. Forms of proxy and proxy material may also be distributed through brokers, custodians and like parties to beneficial owners of the Company's common shares, par value $.10 per share (the "Common Stock") for which the Company will, upon request, reimburse the forwarding expense.


                               VOTING SECURITIES

       The close of business on July 3, 1997 was the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting. At the record date, there were 13,291,666 issued and outstanding shares of Common Stock, entitled to one vote per share. On June 4, 1996, the Board of Directors approved a 2-for-1 stock split which was paid as a 100% stock dividend on July 1, 1996 to shareholders of record on June 17, 1996. All references in this Proxy Statement to number of shares of Common Stock and per share amounts reflect the increased number of shares of Common Stock outstanding.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth as of June 27, 1997, the beneficial ownership of common stock of the directors, the named executive officers of the Company, all executive officers and directors of the Company as a group, and each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:

      NAME                               NUMBER OF SHARES          PERCENT
Gerald J. Rubin (1)(2)(3)(4)                2,229,772               15.5 %
      6827 Market Avenue
      El Paso, Texas  79915

Byron H. Rubin                                      0                  *

Aaron M. Shenkman (3)                         292,640                2.0%

Daniel C. Montano                               2,000                  *

Gary B. Abromovitz                              4,250                  *

Stanlee N. Rubin (4)                            2,000                  *

Christopher L. Carameros                        2,000                  *

Sam L. Henry                                   51,500                  *

All directors and officers as a group
      (8 persons) (3)                       2,583,912               18.0%

Fidelity Management and Research
      Company (5)                           1,361,100                9.5%
      82 Devonshire Street
      Boston, Massachusetts  02109

Neumeier Investment Counsel (6)             1,242,700                8.6%
      26435 Carmel Rancho Blvd.
      Carmel, California  93923

Brinson Partners (7)                          937,700                6.5%
      209 South LaSalle
      Chicago, Illinois  60604

Neuberger & Berman (8)                        872,600                6.1%
      605 Third Avenue
      New York, NY 10158

A I M Management Group Inc. (9)               750,000                5.2%
      11 Greenway Plaza, Suite 1919
      Houston, Texas 77046

      David L. Babson & Company, Inc. (10)    733,800                 5.1%
      One Memorial Drive
      Cambridge, Massachusetts 02142

* ownership of  less than 1% of the outstanding Common Stock.

(1) Does not include 72,000 shares in a trust for the children of Gerald J. Rubin and Stanlee N. Rubin in which they disclaim any beneficial ownership.

(2) Includes 138,490 shares in the case of Mr. Gerald J. Rubin held beneficially through a partnership in which Gerald J. Rubin is a partner.

(3) Includes 850,000 shares in the case of Gerald J. Rubin, 177,780 shares in the case of Aaron M. Shenkman, and 1,254,111 shares in the case of all directors and officers which are issuable pursuant to options which are exercisable within sixty days of April 30, 1997.

(4) Includes 1,241,282 shares and all stock options granted which are subject to a one-half undivided community property interest with Stanlee
       N. Rubin.

(5) As extracted from Form 13G filed as of February 14, 1997, by Fidelity Management and Research Company, this represents sole investment power for 1,361,100 shares and sole voting power for no shares.

(6) As extracted from Form 13G filed January 30, 1997 by Neumeier Investment Counsel, this represents sole investment power for 1,242,700 shares and sole voting power for 571,700 shares.

(7) As extracted from Form 13G filed as of February 12, 1997, by Brinson Partners, Inc., this represents shared investment power for 937,700 shares and sole voting power for no shares.

(8) As extracted from Form 13G filed as of February 10, 1997, by Neuberger & Berman L.P., this represents shared investment power for 872,600 shares and sole voting power for 142,300 shares.

(9) As extracted from Form 13G filed as of February 12, 1997, by A I M Management Group Inc., this represents shared investment power for 750,000 shares and sole voting power for no shares.

(10) As extracted from Form 13G filed as of February 7, 1997 by David L. Babson & Company, Inc., this represents sole investment power for 733,800 shares and sole voting power for 591,700.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

       The Bye-Laws of the Company state that the number of directors of the Company shall not be less than two directors. Accordingly, the Board of Directors has determined by resolution that the current number of directors shall be seven; therefore, proxies cannot be voted for more persons than the number of nominees named. Each director elected shall serve as a director until the next annual meeting of shareholders, or until his or her successor is elected and qualified.

       The seven persons named below are the nominating committee's nominees for election as directors. Further information with respect to each nominee is set forth in the following:

       Directors and executive officers each serve for a one year term or until their successors are elected and qualified to serve. Gerald J. Rubin and Byron
H. Rubin are brothers.

       Set forth below are descriptions of the principal occupations during at least the past five years of the directors and executive officers of the Company.

       Gerald J. Rubin, age 53, founder of Helen of Troy Texas Corporation, formerly known as Helen of Troy Corporation, has been the Chairman and Chief Executive Officer of the Company since December 1993 and of Helen of Troy Texas Corporation since 1984. Effective March 1, 1997, Mr. Rubin became the Company's President. Mr. Rubin has been a Director of the Company since December 1993 and of Helen of Troy Texas Corporation since 1969.

       Aaron M. Shenkman, age 56, has been the Deputy Chairman, President and Chief Operating Officer of the Company since December 1993 and President and Chief Operating Officer of Helen of Troy Texas Corporation since 1984. Mr. Shenkman has been a Director of the Company since December 1993 and of Helen of Troy Texas Corporation since 1975. Effective March 1, 1997, Mr. Shenkman retired as President and Chief Operating Officer. Mr. Shenkman now serves as an employee of the Company.

       Daniel C. Montano, age 48, has been a Director of the Company since December 1993 and of Helen of Troy Texas Corporation since 1980. He has been the managing Director of CK Capital since January 1997. From January 1995 to December 1996, he was Director of Investment Banking at Brook Street Securities. Mr. Montano was President and a Director of Montano Securities Corporation from 1979 to January 1995. He is subject to a cease-and-desist order pursuant to Section 8A of the Securities Act ordering him to permanently cease and desist from committing or causing any violation, and from committing or causing any future violation, of Sections 5(b)(1) and 17(a)(2) and (3) of the Securities Act.

       Byron H. Rubin, age 47, has been a Director of the Company since December 1993 and of Helen of Troy Texas Corporation since 1981. He has been a partner in the firm Daniels and Rubin, (formerly known as Integrated Financial of Texas), an insurance and tax planning firm in Dallas, Texas since 1979.

       Stanlee N. Rubin, age 52, is the wife of Gerald J. Rubin, Chairman of the Board of Directors. She has been a Director of the Company since December 1993 and of Helen of Troy Texas Corporation since 1990. Mrs. Rubin is active in civic and charitable organizations. She is a member of the University of Texas at El Paso Board of Development. She is presently on the Board of Directors of the Alumni Association of the University of Texas at El Paso, The National Conference of Christians and Jews and the El Paso Symphony Guild.

       Gary B. Abromovitz, age 54, has been a Director of the Company since December 1993 and of Helen of Troy Texas Corporation since 1990. He has been a partner in the law offices of Bonn/Abromovitz Law Firm in Phoenix, Arizona since 1990. From 1985 to 1989, he was Of Counsel to the law firm Bonn & Anderson in Phoenix, Arizona.

       Christopher L. Carameros, age 43, has been a Director of the Company since December 1993 and of Helen of Troy Texas Corporation since June 1993. He currently is an officer, director and minority shareholder of Cactus Apparel Inc., an apparel manufacturing company. He also serves as a Director of Farah Incorporated.

       Except as indicated above, none of the directors of the Company is a director of any other publicly held company.


                    VOTE REQUIRED FOR ELECTION OF DIRECTORS

       The nominees receiving a majority of the votes cast at the Meeting will be elected as Directors.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE SEVEN NOMINEES NAMED ABOVE.


               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

       The Company has an Executive Committee which during fiscal 1997 consisted of Mr. Gerald J. Rubin and Mr. Aaron M. Shenkman. The Executive Committee has the power to exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except to the extent provided in the Company's bye-laws and by applicable law. All actions and resolutions of the Executive Committee are reported to the Board of Directors at the next meeting of the Board for its review, approval and ratification. The Executive Committee meets periodically during the year but no resolutions were adopted nor were any formal meetings held during fiscal 1997.

       The Company has an Audit Committee which during fiscal 1997 consisted of Mr. Gary B. Abromovitz, Mr. Daniel C. Montano and Mr. Christopher L. Carameros. The Audit Committee is responsible for evaluating accounting and control procedures and practices of the Company and reporting on such matters to the Board of Directors. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee meets periodically with the Chief Financial Officer, other appropriate officers of the Company and the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements. The Audit Committee met or unanimously voted on resolutions one time during fiscal 1997.

       The Company has a Nominating Committee which during fiscal 1997 consisted of Mr. Gerald J. Rubin and Mr. Aaron M. Shenkman. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or Board Committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and Board Committee positions. The Nominating Committee meets periodically during the year, but no resolutions were adopted nor were any formal meetings held during fiscal 1997. The Nominating Committee will consider candidates recommended by employees and shareholders. Written suggestions for candidates accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information should be sent in by March 6th of the year preceding the next Annual Meeting to the Secretary of the Company, 6827 Market Avenue, El Paso, Texas 79915.

       The Company has a Stock Option and Compensation Committee which during fiscal 1997 consisted of Mr. Daniel C. Montano and Mr. Gary Abromovitz. The Stock Option and Compensation Committee reviews and makes recommendations to the Board of Directors on officer and senior employee compensation, grants of stock options under the Company's stock option plans and generally oversees matters relating to compensation of employees of the Company. The Stock Option and Compensation Committee met or unanimously voted on resolutions one time during fiscal 1997.

       The full Board of Directors met or unanimously voted on resolutions 4 times during fiscal 1997. Each of the directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Board of Director Committee meetings or consents held or acted upon during fiscal 1997.

                             EXECUTIVE COMPENSATION

       The following table sets forth the summary of compensation paid to the Company's Chief Executive Officer and its other Executive Officers during fiscal years 1995 through 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG TERM          ALL OTHER
                                        ANNUAL COMPENSATION                            COMPENSATION      COMPENSATION($)
                            ---------------------------------------------------------  ------------      ------------
                                                                      OTHER
NAME AND                                                              ANNUAL
PRINCIPAL                                                          COMPENSATION          OPTIONS/
POSITION                    YEAR   SALARY ($)     BONUS ($)             $                SARS (#)
--------                    ----   ----------     ----------      -------------          --------
Gerald J. Rubin             1997    $623,158      $551,705         $      -0-                 -0-    $  15,821 (1)(2)(4)
Chairman and Chief          1996     600,000       262,000                -0-            600,000        15,363 (1)(2)(4)
Executive Officer           1995     571,403            -0-        2,389,238 (3)              -0-        5,748 (2)

Aaron M. Shenkman (5)       1997     588,883       354,398                -0-                 -0-       14,097 (1)(2)
President and Chief         1996     540,071       150,000         1,105,640 (3)         300,000         4,481 (1)(2)
Operating Officer           1995     514,353            -0-        2,607,109 (3)              -0-        3,234 (2)

Sam L. Henry                1997     205,367        40,343           603,671 (3)              -0-        4,517 (1)(2)
Senior Vice-President       1996     188,343        24,485                -0-             40,000         3,761 (1)(2)
Finance                     1995     179,375        17,900            65,813 (3)          10,000         2,558 (1)(2)

(1) These amounts represent the Company's contributions to Helen of Troy Corporation's 401(k) Profit Sharing Plan.

(2) Amounts representing premiums for life insurance or the economic benefit of split dollar policies paid by the Company for life insurance arrangements on behalf of the Executive Officer.

(3) The amounts represent the income attributable to the individuals for the exercise of stock options. The Company did not make cash payments, but instead issued shares of stock to the respective executive officers.

(4) Amounts representing the annual lease value of a vehicle provided by the Company.

(5) Effective March 1, 1997, Mr. Shenkman retired from his positions as President and Chief Operating Officer of the Company. Mr. Shenkman, however, continues to serve as a director and as an employee of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                           VALUE OF
                                                           NUMBER OF                       UNEXERCISED
                          SHARES                          UNEXERCISED                      IN-THE-MONEY
                         ACQUIRED                       OPTIONS/SARS AT                   OPTIONS/SARS AT
                           ON         VALUE           FISCAL YEAR END (#)               FISCAL YEAR END ($)(1)
                         EXERCISE    REALIZED    -------------------------------     ----------------------------------
  NAME                     (#)         ($)       EXERCISABLE      UNEXERCISABLE      EXERCISABLE          UNEXERCISABLE
-------------          -----------  ----------   -----------      --------------     -----------          -------------
G. Rubin                       -           -       650,000               400,000     $12,590,640           $6,300,000
A. Shenkman                    -           -       100,000               200,000       1,575,000            3,150,000
S. Henry                  41,250     603,671        36,500                52,500         635,653              847,860

(1) Based on the closing price of the NASDAQ National Market System - Composite Transactions of the Company's Common Stock on February 28, 1997, which was $24.75.

                              EMPLOYMENT CONTRACTS

              The Company has entered into contracts with each of its directors and executive officers to indemnify them against certain fees and expenses incurred in legal proceedings to which the officer or director is made a party by reason of serving as an officer or director of the Company, so long as the party to be indemnified acted in good faith or in a manner reasonably believed to be in or not opposed to the best interests of the Company.

              The Company has an employment contract with Mr. Gerald J. Rubin. The contract for Mr. Rubin was effective March 1, 1995, provided for a base salary of $600,000 and a bonus equal to 5% of adjusted earnings from continuing operations less Mr. Rubin's base salary. Mr. Rubin's employment agreement has been amended to remove the bonus previously provided under his employment contract; provided that if the Company's shareholders do not approve the Helen of Troy 1997 Cash Bonus Performance Plan, then Mr. Rubin would be entitled to receive a bonus under his employment contract based on the same formula described above to the extent that his total compensation (including his bonus, if any) does not exceed the limits imposed by Section 162(m) of the Internal Revenue Code, as amended. See "Adoption of the Helen of Troy 1997 Cash Bonus Performance Plan."

              In the event of the death of Mr. Rubin, all unpaid benefits under this agreement are payable to his estate. Gerald J. Rubin's contract renews itself monthly for a new five year term. Gerald J. Rubin's contract grants him the right to elect a cash payment of the remainder of his contract in the event of a merger, consolidation or transfer of all or substantially all of the Company's assets to any unaffiliated company or other person.

              The Company has purchased, pursuant to the terms of Mr. Rubin's employment contract, life insurance in the amount of $5.0 million on the life of Gerald J. Rubin payable in the event of death to his designees. The Company has also purchased three "second to die" life insurance contracts in the cumulative amount of $29.0 million on the lives of Gerald J. Rubin and Stanlee N. Rubin, payable to their respective designee. All of the above policies referred to in this paragraph are Split Dollar policies, which provide for the return of premiums advanced by the Company to be reimbursed to the Company upon death of the insured(s).

              Effective March 1, 1997, Mr. Shenkman retired from his positions as President and Chief Operating Officer of the Company and his employment contract with the Company terminated as of such date. Mr. Shenkman, however, continues to serve as a director and as an employee of the Company. Effective March 1, 1997, Mr. Shenkman entered into a new employment contract with the Company. Mr. Shenkman's contract has a one year term and provides for a base salary of $150,000 for fiscal 1998 and a bonus equal to 1.5% of adjusted earnings from continuing operations less the base salary. In the event of the death of Mr. Shenkman, all unpaid benefits under this contract are payable to his estate. Mr. Shenkman's contract also grants him the right to elect a cash payment of the remainder of his contract in the event of merger, consolidation or transfer of all or substantially all of the Company's assets to any unaffiliated company or other person. The Company has purchased, pursuant to the terms of his contract, life insurance in the amount of $2.5 million on the life of Aaron M. Shenkman, payable in the event of death to his designees. This policy is a Split Dollar policy, which provides for the return of premiums advanced by the Company to be reimbursed to the Company upon death of the insured.

                             DIRECTOR COMPENSATION

       Each director who is not an employee or officer of the Company received a fee of $3,000 for each meeting of the Board of Directors attended, together with travel and lodging expenses incurred in connection therewith. Additional payments of $1,500 were made quarterly to each such director. As approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders, each non-employee director receives 2,000 stock options on September 1st of each year pursuant to the Company's 1995 Non-Employee Director Stock Option Plan (the "Directors Plan"). The stock options have an exercise price equal to the mean between the high and low market prices on the day the stock options are issued. The stock options vest after one year. The Board of Directors and the ineligible directors, as defined in the Directors Plan, have approved an amendment to the Directors Plan, subject to shareholder approval, providing a one-time grant of 10,000 options effective as of the date of shareholder approval to each non-employee director participating under the Directors Plan. See "Amendments to Helen of Troy Limited 1995 Non-Employee Director Stock Option Plan".


    STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       None.

        STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Stock Option and Compensation Committee has submitted the following report:

       The Stock Option and Compensation Committee is responsible for developing the Company's executive compensation strategy and for administering the policies and programs that implement this strategy. The Committee is comprised entirely of independent, non-employee directors.

       The executive compensation strategy reflects the Company's fundamental philosophy of aligning the interests of management with the long-term performance of the Company and offering competitive compensation opportunities based on each individual's contribution to the achievement of shareholder value. This strategy is designed to attract and retain employees with outstanding qualifications and experience.

       The three elements of the Company's executive compensation strategy, all determined by corporate and individual performance, are:

              Base salary

              Annual incentive compensation

              Long-term incentive compensation

       Total compensation opportunities are competitive with those offered by a range of comparable companies and are intended to align management interests more closely with shareholder interests. The companies which the Stock Option and Compensation Committee has reviewed in determining competitive compensation are those of its primary competitors. Some of these competitors are private companies and are therefore not included in the stock performance graph.

       Base salary for Gerald J. Rubin (Chief Executive Officer) and Aaron M. Shenkman for fiscal 1997 was based on the long-term employment contracts of such individuals with the Company. See "Executive Compensation-Employment Contracts." Base salary for the remaining executive officers is determined by the skills and experience required by the position, the impact of the individual on the Company and the performance and potential of the individual.

       Annual incentive compensation consists of cash bonuses. The amount of cash bonuses for Gerald J. Rubin and Aaron M. Shenkman are based on their employment contracts with the Company. During fiscal 1997, the Company awarded bonuses of $551,705 and $354,398 to Messrs. Gerald J. Rubin and Aaron M. Shenkman, respectively.

       The amount of cash bonuses for the remaining executive officers is determined based on the pre-tax earnings of the Corporation. A maximum bonus amount up to 25% of the executive's annual base salary is determined for each executive. A portion of the bonus is earned as the Corporation's pre-tax earnings exceed a minimum base amount determined as of the beginning of each fiscal year and the earned portion of the bonus increases as pre-tax earnings exceed this base amount. The bonus listed in the Summary Compensation Table for fiscal 1997 for executive officers other than Messrs. Rubin and Shenkman are for bonuses earned during fiscal 1997 and paid in fiscal 1998. It is anticipated that bonuses will be paid to these executive officers for fiscal 1998.

       Long-term incentive compensation consists of the Company's stock option plans. Stock options are granted based on the position of the executive officer, and Company and individual performance. During fiscal 1997, no shares of the Company's Common Stock were awarded pursuant to stock options to Gerald
J. Rubin and Aaron M. Shenkman.

       Executive officers are provided with an opportunity for ownership positions in the Company's Common Stock through the stock option plan. This opportunity for ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong linkage between the Company's management and shareholders.


       As stated above, the compensation to the Company's Chief Executive Officer, Gerald J. Rubin during fiscal 1997 consisted of base salary, annual incentive compensation and long-term incentive compensation. All of the factors discussed above in this report were taken into consideration by the Stock Option and Compensation Committee in determining the total compensation for Mr. Rubin for fiscal 1997.

              Gary B. Abromovitz (Chairman)
              Daniel C. Montano

       The foregoing report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                   HELEN OF TROY FIVE YEAR PERFORMANCE GRAPH

       The graph below compares the cumulative total return of the Company to the NASDAQ Market Index and a Peer Group Index.





       The graph is made of the following data:

                                    1997       1996      1995       1994      1993
                                    ----       ----      ----       ----      ----
       Helen of Troy Limited       345.17     160.38    129.00     106.34    116.80

       Peer Group Index            243.05     182.54    136.68     116.20    114.30

       NASDAQ Market Index         201.94     168.25    121.85     127.62    100.16





                     ASSUMES $100 INVESTED ON MARCH 1, 1992
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING FEB. 28, 1997


(1) The peer group used was the Dow Jones Industry Companies - Cosmetics, Personal Care Products.


                          TRANSACTIONS WITH MANAGEMENT

       None.

                     AMENDMENT TO THE HELEN OF TROY LIMITED
                  1994 STOCK OPTION AND RESTRICTED STOCK PLAN
                                  (PROPOSAL 2)

       The Board of Directors and the Stock Option and Compensation Committee have determined that it is in the best interest of the Company and its shareholders to amend the Helen of Troy Limited 1994 Stock Option and Restricted Stock Plan (the "Plan"). The proposed amendment to the Plan consists of the establishment of a provision in the Plan providing that no employee may receive in any one fiscal year options under the Plan to acquire in excess of 500,000 shares of Common Stock. Currently, the Plan provides that no employee may be granted an option under the Plan, which when combined with all other options granted under the Plan after February 28, 1995 to such employee, aggregates more than 600,000 shares of Common Stock in a three year period commencing February 28, 1995. The Board of Directors and the Stock Option and Compensation Committee have approved the proposed amendment to the Plan, to be effective as of the date of approval thereof by the Company's
shareholders.   The Board of Directors and the Compensation Committee also approved an amendment to the Plan effective of the date of approval thereof by the Company's shareholders to increase the number of shares of Common Stock subject to the Plan from 4,000,000 to 5,000,000. See "Proposal to Increase the Number of Shares of Common Stock Subject to the Helen of Troy Limited 1994 Stock Option and Restricted Stock Plan (Proposal 3)". If this Proposal 2 is approved and Proposal No. 3 is not approved by the shareholders, Section 5(a) of the Plan will be amended as provided in Exhibit A. If this Proposal 2 is not approved and Proposal 3 is approved by the shareholders, Section 5(a) of the Plan will be amended as provided in Exhibit B. If both this Proposal 2 and Proposal 3 are approved by the shareholders, then Section 5(a) of the Plan will be amended as provided in Exhibit C. The following summary of the Plan does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the Plan.

       The Board of Directors believes that the establishment of a provision in the Plan providing that no employee of the Company or its subsidiaries may receive in any one fiscal year options under the Plan to acquire in excess of 500,000 shares of Common Stock is necessary to afford flexibility to the Stock Option and Compensation Committee in making grants under the Plan. Shareholder's approval of the amendment to the Plan is necessary to permit the deduction by the Company of compensation attributable to options issued pursuant to the Plan that in certain instances would not otherwise be deductible under Section 162(m) of the Internal Revenue Code, as amended (the "Code"). Section 162(m) generally limits to $1 million the allowable deduction for compensation (including compensation attributable to options) paid by a publicly held company to its chief executive officer and to each of the other four most highly compensated employees.

       The Plan was approved by the shareholders of the Company at the 1994 Special Meeting of the Shareholders held in February 1994. The Plan was established to offer selected employees and consultants of the Company grants of (a) options ("Options") to purchase Common Stock, and (b) awards of Common Stock containing certain restrictions ("Restricted Stock") (Options and Restricted Stock are hereinafter referred to collectively as "Plan Awards") with respect to an aggregate of 4,000,000 shares of Common Stock. The Options granted under the Plan may be incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or may be Options that do not meet the requirements for Incentive Stock Options ("Nonstatutory Options"). No Incentive Stock Options may be granted to any individual who is not an employee on the date of grant.

       The closing sale price of the Company's Common Stock on July 3, 1997, as reported by the NASDAQ Stock Market, was $____ per share.

ADMINISTRATION OF THE PLAN

       The Plan is administered by the Stock Option and Compensation Committee, which is comprised of at least two persons. All Stock Option and Compensation Committee members shall be "disinterested," as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

PRIOR GRANTS OF PLAN AWARDS

       During fiscal 1997, Options to purchase 74,000 shares of Common Stock were granted pursuant to the Plan, of which no shares represented grants of Options to the Company's executive officers. No restricted stock awards have been made under the Plan. The following table summarizes the Options outstanding under the Plan as of July 3, 1997.

       Named Executive Officers                                        Number of Options
       ------------------------                                        -----------------
       Gerald J. Rubin    . . . . . . . . . . . . . . . . . . . . .       1,050,000
       Aaron M. Shenkman (1)    . . . . . . . . . . . . . . . . . .         277,780
       Sam L. Henry     . . . . . . . . . . . . . . . . . . . . . .          89,000

       All Executive Officers as a Group (3 persons)  . . . . . . .       1,416,780

       Directors (who are not Executive Officers) as a
         Group (no persons)   . . . . . . . . . . . . . . . . . . .
                                                                                 --
       All Other Employees (including officers who are
         not Executive Officers) as a Group (80 persons)  . . . . .         590,945


(1) Mr. Shenkman retired from his positions as President and Chief Operating Officer of the Company effective March 1, 1997. Mr. Shenkman, however, continues to serve as a director and as an employee of the Company.

ELIGIBILITY FOR PLAN AWARDS

       Plan Awards may be granted to selected employees and consultants of the Company or its subsidiaries (the "Participants") in consideration for services provided to the Company or its subsidiaries; provided, however, that no Incentive Stock Option may be granted to any individual who is not an employee of the Company or one of its subsidiaries on the date of grant. Any employee-director is eligible to receive Plan Awards, unless such person serves on the Stock Option and Compensation Committee. Actual participation in the Plan will be determined in the sole discretion of the Stock Option and Compensation Committee. As a result, the number of Participants in the Plan cannot be precisely determined nor can the benefits or amounts that will be received by or allocated to each of the Participants. Similarly, the benefits which will be allocated to executive officers cannot be determined at this time. As of July 3, 1997, the Company had 260 employees and no consultants. Subject to shareholder approval of this Proposal 2, the Stock Option and Compensation Committee is considering approval after the Meeting of a grant to the Company's Chief Executive Officer of an option to acquire shares of Common Stock equal to the maximum annual award under the Plan, as amended, to be effective as of the date of shareholder approval.

       Upon approval of the amendment to Section 5(a) of the Plan by the Company's shareholders as described in this Proposal 2, the Plan will provide that no employee may receive in any one fiscal year Options under the Plan to acquire in excess of 500,000 shares of Common Stock. Consequently, the maximum amount of compensation payable to an employee attributable to the exercise of Options granted under the Plan shall be equal to the maximum number of shares of Common Stock for which Options can be granted to an employee under the Plan multiplied by the difference between the fair market value of the Common Stock on the date of exercise of the Option less the exercise price of the Option.

OPTIONS UNDER THE PLAN

       The exercise price of an Option shall be such price as is determined by the Stock Option and Compensation Committee in its sole discretion; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of the shares subject to such Option on the date of grant (or 110% in the case of an Option granted to a Participant who is a ten percent shareholder on the date of grant). However, a particular Nonstatutory Option will satisfy the "performance-based" requirements of Section 162(m) of the Code only if the exercise price is not less than the fair market value of the stock at the time of the grant of the particular Nonstatutory Option. The grant of an Option at fair market value constitutes a performance goal under Section 162(m) of the Code, which was approved by the Company's shareholders at the Company's 1995 Annual Meeting of the Shareholders.

       Any Option granted under the Plan is exercisable at such times, under such conditions (including, without limitation, performance criteria with respect to the Company and/or the optionee), in such amounts and during such period or periods as the Stock Option and Compensation Committee determines on the date of the grant of such Option. Such Options, however, shall not be exercisable after the expiration of ten years from the date such Option is granted. In the case of an Incentive Stock

Option granted to a ten percent shareholder, the Options shall not be exercisable after the expiration of five years from the date such Option is granted.

       Payment for the shares upon exercise of an Option shall be made in cash, by certified check or, if authorized by the Stock Option and Compensation Committee, by delivery of other shares of Common Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the shares as to which Option is being exercised, or by any combination of such methods or by any other method of payment as may be permitted by applicable law.

       To the extent that the aggregate fair market value (determined on the date of grant) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by an individual during any calendar year under the Plan and all other plans maintained by the Company exceeds $100,000, the Option will not be treated as an Incentive Stock Option.

       The Stock Option and Compensation Committee may establish procedures under the Plan for an optionee: (a) to have withheld from the total number of shares of Common Stock to be acquired upon exercise of an Option that number of shares of Common Stock having a fair market value equal to the exercise price;
(b) to have withheld from the total number of shares of Common Stock to be acquired, in the same manner as (a) above, the withholding obligation for federal and state income and other taxes; and (c) to exercise a portion of the Option by delivering already-owned shares of Common Stock in payment of the exercise price.

       In general, if an optionee ceases to be an employee or consultant of the Company, as the case may be, for reasons other than Permanent and Total Disability or Death, he will have until the earlier of 30 days or the date the Option expires to exercise the Option, to the extent the optionee was entitled to exercise the Option on the date of termination. If, however, the optionee is an employee and is terminated without cause, the 30-day period described above will be increased to 90 days, in the case of an Incentive Stock Option, and 6 months, in the case of a Nonstatutory Option, to the extent the optionee was entitled to exercise the Option on the date of termination.

       If an optionee is unable to continue to perform services for the Company or any of its subsidiaries as a result of Permanent and Total Disability he will have until the earlier of 12 months from the date of such disability or the date the Option expires to exercise the Option, in whole or in part, notwithstanding that such Option may not be fully exercisable on such date. In the case of an Incentive Stock Option, the optionee must have been an employee since the date of grant and must be an employee on the date of Permanent and Total Disability, to take advantage of this provision.

       In the case of death of an optionee, the same rule applies as in the case of Permanent and Total Disability, above.

       An Option granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I or ERISA, or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process.

RESTRICTED STOCK UNDER THE PLAN

       Under the Plan, awards of Restricted Stock may be granted by the Stock Option and Compensation Committee separately or in combination with Options as provided for by the Stock Option and Compensation Committee; provided, however, each grant of Restricted Stock shall require the Participant to remain an employee or consultant of the Company or any of its subsidiaries for at least six months from the date of grant. Restricted Stock shall be granted to Participants for services rendered to the Company, and at no additional cost to the Participant; provided, however, that the value of such services must equal or exceed the par value of the Restricted Stock granted to the Participant.

       The Company establishes a restricted stock account for each Participant, to which Restricted Stock granted to the Participant is credited. Every credit of Restricted Stock is merely a bookkeeping entry and every grant of Restricted Stock is considered contingent and unfunded until the restrictions lapse. During the period of restrictions, such accounts shall be subject to the claims of the Company's creditors. The Participant's rights to the restricted stock account are no greater than that of a general creditor of the Company. On the date the restrictions lapse, the Restricted Stock shall vest in the Participant.

       The terms, conditions and restrictions of the Restricted Stock are determined by the Stock Option and Compensation Committee on the date of grant. The restrictions shall lapse based upon performance measures, targets, holding period requirements and other criteria established by the Stock Option and Compensation Committee. The Restricted Stock criteria may vary among grants of Restricted Stock; provided, however, that once the Restricted Stock has been granted and the criteria are established, such criteria may not be further modified with respect to such grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period that the restrictions apply.

       The Stock Option and Compensation Committee, in its sole discretion, may establish procedures by which a Participant may defer the transfer of Restricted Stock to the Participant.

       The Stock Option and Compensation Committee may provide from time to time that amounts equivalent to dividends paid with respect to Common Stock be payable with respect to the Restricted Stock held in the restricted stock account. Such amounts shall be credited to the restricted stock account but shall be payable to the Participant only when the restrictions lapse.

       If a Participant, with the consent of the Stock Option and Compensation Committee, ceases to be an employee or ceases to provide services to the Company or any of its subsidiaries, or dies or suffers from permanent disability, the restrictions applicable to the Participant's Restricted Stock shall lapse in accordance with such determination as the Stock Option and Compensation Committee, in its sole discretion, shall make. A Participant who ceases to be an employee or to perform services for the Company or any of its subsidiaries for any other reason shall forfeit all of his grants of Restricted Stock which are under restriction.

CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

       Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding Option, the aggregate number of shares that have been authorized for issuance under the Plan and the number of shares of Restricted Stock credited to any restricted stock account of a Participant (as well as the exercise price covered by any outstanding Option), shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

       In the event of the proposed dissolution or liquidation of the Company, or a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation, any Options and grants of Restricted Stock shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Stock Option and Compensation Committee. The Stock Option and Compensation Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Stock Option and Compensation Committee and give each optionee the right to exercise the optionee's option as to all or any part of the shares covered by such Option, including shares as to which the Option would not otherwise be exercisable.

       Subject to the above paragraph, upon a Change in Control (as defined below) of the Company, (a) all the outstanding Options shall immediately become fully exercisable, and (b) any restrictions on the Restricted Stock will lapse and such Restricted Stock shall immediately vest in the Participant. For these purposes, a "Change in Control" shall have occurred if: (a) any person other than the Company or its subsidiaries, or an employee benefit plan of the Company or its subsidiaries, is or becomes the beneficial owner of 50% or more of the Common Stock; or (b) a majority of the present members of the Company's Board of Directors cease to be members of the Board of Directors.

TERM AND TERMINATION OF THE PLAN; AMENDMENT

       The Plan will continue in effect until February 8, 2004, unless sooner terminated. The Stock Option and Compensation Committee may terminate the Plan at any time in its sole discretion. The Stock Option and Compensation Committee in its sole discretion may, from time to time, amend the Plan; provided, however, that no amendment will be made without the requisite approval of the shareholders of the Company, that will (a) change the aggregate number of shares of Common Stock that may be issued under the Plan, other than any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, payment of a stock dividend or any other increase or decrease in the number of issued shares of

Common Stock effected without receipt of consideration by the Company, (b) change the designation of the Participants eligible to be granted Plan Awards,
(c) change the Plan so as to materially increase the benefits accruing to the Participants under the Plan. Neither Restricted Stock nor Options may be granted after the Plan is terminated. The termination of the Plan, or any amendment thereto, shall not affect any shares previously issued to a Participant, any Option previously granted under the Plan or any shares of Restricted Stock previously granted to a Participant.

MISCELLANEOUS

       The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FEDERAL INCOME TAX CONSEQUENCES

       The following general summary is based upon the Internal Revenue Code and does not include a discussion of any state or local tax consequences.

  Incentive Stock Options

       An optionee does not realize taxable income upon the grant or exercise of an Incentive Stock Option.

       The income tax treatment of any gain or loss realized upon an optionee's disposition of shares of Common Stock received upon exercise of an Incentive Stock Option depends on the timing of the disposition. If the optionee holds the Common Stock received upon exercise of an Incentive Stock Option for at least two years from the date such Incentive Stock Option was granted, or one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and the optionee's tax basis will be taxed as long-term capital gain or loss.

       If an optionee disposes of the Common Stock before the end of the applicable holding periods described above (i.e., he makes a "disqualifying disposition"), such optionee may be deemed to be in receipt of taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the Incentive Stock Option on the date of exercise, the excess of the fair market value over the exercise price is taxable to the optionee as ordinary income, and the excess of the selling price over the fair market value is taxable to the optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

       The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an Incentive Stock Option or the disposition of Common Stock acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

       Certain optionees may be subject to the alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the Plan.

  Nonstatutory Stock Options

       An optionee will not recognize any taxable income upon the grant of a Nonstatutory Option. However, upon exercise of a Nonstatutory Option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price. Upon the subsequent disposition of the Common Stock, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the Common Stock on the date of exercise. The optionee's holding period in the Common Stock, for capital gains and losses purposes, begins on the date of exercise.

       Different rules may apply with respect to exercises by optionees subject to the short-swing profit recapture provisions of Section 16(b) of the Exchange Act (in general, officers, directors and ten percent shareholders who have not held their options for at least six months). Section 83 of the Code provides that such an optionee will not recognize ordinary income upon exercise (and the capital gains holding period will not begin) if the sale of Common Stock acquired by such optionee pursuant to an Option could subject the optionee to suit under
Section 16(b). Such an optionee would then recognize ordinary income (and the capital gains holding period would begin) when the optionee is no longer subject to suit under Section 16(b). Persons acquiring Common Stock subject to such a restriction, however, may elect (within 30 days of exercise of the Option) under Section 83(b) of the Code, to be taxed as of the date of exercise, thereby fixing the ordinary income recognized from the exercise to the spread between the fair market value on the date of exercise and the exercise price paid for the Common Stock. Any change in the value of the Common Stock after the date of exercise would be recognized as capital gain or loss only if and when the Common Stock are disposed of by the optionee. If the
Section 83(b) election is made, the optionee's capital gains holding period begins on the date of exercise.

       An optionee's tax basis in the Common Stock received on exercise of a Nonstatutory Option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income, provided that the Company satisfies its withholding tax obligation with respect to such income.

       If an optionee exercises a Nonstatutory Option by delivering other shares of Common Stock of the Company, the optionee will not recognize gain or loss with respect to the Common Stock delivered by the optionee, even if the then fair market value of such shares is different from the optionee's tax basis therein. The optionee, however, will be taxed as described above with respect to the exercise of the Nonstatutory Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. The optionee's tax basis in the Common Stock received on such exercise will be equal to his basis in the number of shares surrendered on such exercise plus the fair market value of the number of shares of Common Stock received in excess of the number of shares of Common Stock surrendered and the holding period for such number of shares of Common Stock received will include the holding period of the Common Stock surrendered.

  Restricted Stock

       The Participant will not recognize taxable income upon the grant of Restricted Stock because the Restricted Stock will be nontransferable and subject to a substantial risk of forfeiture. The Participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such shares (the "Restrictions") lapse, in an amount equal to the fair market value of such shares at such time. The ordinary income recognized by a Participant with respect to shares awarded pursuant to the Plan will be deemed compensation income subject to applicable wage withholding.

       A Participant may elect, pursuant to Section 83(b) of the Code, to include in gross income the fair market value of the Restricted Stock, notwithstanding that the Restricted Stock would otherwise not be includible in gross income at that time. If such election is made within 30 days of the date of grant, then the Participant would include in gross income the fair market value of the Restricted Stock on the date of grant, and any change in the value of the Common Stock after the date of grant would be capital gain or capital loss only if and when the Common Stock is disposed of by the Participant. If the Section 83(b) election is made, the Participant's capital gains holding period begins on the date of grant.

       If a Section 83(b) election is made and the Participant then forfeits the Restricted Stock, the Participant may not deduct as an ordinary loss the amount previously included in gross income.

       Dividends received on the Common Stock when the Restrictions on such shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes and will be subject to applicable wage withholding.

       A Participant's tax basis in shares of Restricted Stock received pursuant to the Plan will be equal to the ordinary income recognized by such Participant. Unless a Section 83(b) election is made, the Participant's holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on such shares lapse.

       In general, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by a Participant with respect to shares of Restricted Stock awarded pursuant to the Plan, provided that the Company satisfies its withholding obligation with respect to such income.

       If, subsequent to the lapse of Restrictions on his or her shares, the Participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the Participant will be taxed as long-term or short-term capital gain or loss, depending on whether the Participant's holding period for such shares exceeds the applicable holding period at the time of sale.


THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

SHAREHOLDER APPROVAL

       The affirmative vote of the majority of the votes cast at the Meeting is required to approve the amendment to Section 5(a) of the Plan described in this Proposal 2. If the amendments described in this Proposal 2 and in Proposal 3 are not approved by the Company's shareholders, the Plan, as previously approved, will continue in effect.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


           PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                      SUBJECT TO THE HELEN OF TROY LIMITED
                  1994 STOCK OPTION AND RESTRICTED STOCK PLAN
                                  (PROPOSAL 3)

       The Board of Directors and the Stock Option and Compensation Committee have determined that it is in the best interest of the Company and its shareholders to amend the Plan to add 1,000,000 shares of Common Stock to the Plan. There are currently 4,000,000 shares of Common Stock subject to the Plan, of which 2,960,220 shares of Common Stock were issued or are currently subject to Options or awards of Restricted Stock under the Plan at July 3, 1997. The Board of Directors and the Stock Option and Compensation Committee have approved this proposed amendment to the Plan, to be effective as of the
date of approval thereof by the Company's shareholders.   The Board of
Directors and the Compensation Committee also approved an amendment to the Plan effective of the date of approval thereof by the Company's shareholders providing that no employee may receive in any one fiscal year options under the Plan to acquire in excess of 500,000 shares of Common Stock. See "Amendment to the Helen of Troy Limited 1994 Stock Option and Restricted Stock Plan (Proposal
2)". If this Proposal 3 is not approved and Proposal No. 2 is approved by the shareholders, Section 5(a) of the Plan will be amended as provided in Exhibit
A. If this Proposal 3 is approved and Proposal 2 is not approved by the shareholders, Secton 5(a) of the Plan will be amended as provided in Exhibit B. If both this Proposal 3 and Proposal 2 are approved by the shareholders, then
Section 5(a) of the Plan will be amended as provided in Exhibit C.

       The Plan's objectives are to offer selected employees and consultants of the Company or its subsidiaries an equity ownership interest in the financial success of the Company or its subsidiaries, to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility and to equity participation in the Company by eligible Participants.

       As of July 3, 1997, there were 1,024,280 shares of Common Stock available for the grant of stock options and restricted stock awards under the Plan. The Board of Directors believes that this is not a sufficient number of shares of Common Stock to accomplish the objectives described above. The inclusion of 1,000,000 additional shares of Common Stock subject to the Plan will enable the Company to further promote these objectives.

SHAREHOLDER APPROVAL

       The affirmative vote of the majority of the votes cast at the Meeting is required to approve the amendment to Section 5(a) of the Plan described in this Proposal 3. If the amendments described in this Proposal 3 and in Proposal 2 are not approved by the Company's shareholders, the Plan, as previously approved, will continue in effect.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                  INCREASE OF THE NUMBER OF AUTHORIZED SHARES
                                OF COMMON STOCK
                                  (PROPOSAL 4)

GENERAL

       The Board of Directors has approved, subject to shareholder approval, a resolution increasing the number of authorized shares of Common Stock from 25,000,000 to 50,000,000. The Company's shareholders are asked to approve the following resolution (the "Resolution") at the Meeting:

              RESOLVED, that the Company is hereby authorized to increase the authorized share capital of the Company from US$4,500,000 to US$7,000,000 by the creation of an additional 25,000,000 common shares of a par value of US$0.10 each ranking pari pasu with the existing common shares of the Company, and deposit a Memorandum of Increase of Share Capital with the Registrar of Companies of Bermuda reflecting such increase.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK

       The Company's Memorandum of Association currently authorize the issuance of up to twenty-five million (25,000,000) common shares, par value US$.10 per share, and two million (2,000,000) preference shares, par value US$1.00 per share. As of July 3, 1997, 13,291,666 shares of Common Stock were issued and outstanding and an additional 2,269,475 shares of Common Stock were reserved for future issuance, including issuance in connection with the Company's outstanding stock options, leaving a balance of 9,438,859 shares of Common Stock available for other purposes. No preference shares have been issued by the Company. If the Resolution is adopted by the shareholders at the Meeting, the Company will have 34,438,859 shares of Common Stock available for issuance in addition to the shares of Common Stock currently reserved for future issuance. The Board of Directors believes it is desirable to have the additional shares of Common Stock available for possible future acquisitions, stock dividends, stock splits, or other stock distributions. Subject to shareholder approval of this Proposal 4, the Board of Directors is contemplating approval after the Meeting of a 2-for-1 stock split of the Common Stock to be paid as a 100% stock dividend to the Company's shareholders. There can be no assurance that the Board of Directors will approve a stock split of the Common Stock, or if approved, such stock split will be effected as described above. Other than the possible payment of this stock dividend, the Company does not currently have any agreements or understandings regarding the issuance of any additional shares of Common Stock at this time.

       The Board of Directors believes that increasing the number of authorized shares of Common Stock will provide the Company with additional flexibility for possible future financing transactions, acquisitions, employee benefit plans, and other corporate purposes. Having additional authorized shares of Common Stock available may allow the Company to take advantage of opportunities that arise and that require prompt action. In such cases, the Company can issue available authorized shares of Common Stock without the delay and expense of seeking shareholder approval each time. Future authorization for the issuance of such Common Stock by a vote of the shareholders would not be solicited prior to such issuance unless required by law or regulation of applicable authority. In the event that shares of such Common Stock were issued, other than pursuant to a stock split or stock dividend, the percentage ownership of the Company of each shareholder would be proportionately reduced, but no other rights of shareholders would be affected. Shareholders of the Company have no preemptive right to subscribe for or purchase any additional shares of Common Stock issued by the Company.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

       The Board of Directors believes that the Resolution is in the best interest of the Company and the shareholders. Under Bermuda law, the Resolution must be approved by an affirmative vote of the majority of the votes cast at the Meeting.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                         ADOPTION OF THE HELEN OF TROY
                        1997 CASH BONUS PERFORMANCE PLAN
                                  (PROPOSAL 5)

       Effective March 1, 1997, the Company's Board of Directors has approved the Helen of Troy 1997 Cash Bonus Performance Plan (the "Bonus Plan") and the performance goals established therein, subject to shareholder approval. The Bonus Plan is designed to recognize the significant contributions of the Company's executive officers to the growth, profitability and success of the Company by rewarding participating executive officers for the achievement of preestablished annual performance goals. The following summary of the Bonus Plan contains all material provisions of the Bonus Plan, but does not purport to be complete, and is subject in all respects to, and qualified by, the provisions of the Bonus Plan which appear as Exhibit D to this Proxy Statement.

       In 1993, Section 162(m) of the Code was enacted to limit deductibility of compensation in excess of $1,000,000 paid during the Company's taxable year to the chief executive officer or any of the four other most highly compensated officers unless the compensation is performance-based and paid pursuant to plans approved by the shareholders. The Bonus Plan is intended to allow the Stock Option and Compensation Committee to pay benefits that qualify as performance- based compensation within the meaning of Section 162(m) of the Code and the Board of Directors is submitting the Bonus Plan for shareholder approval in order to permit full deductibility of all bonus awards under the Bonus Plan. In furtherance of this purpose, the Bonus Plan authorizes the Company's Stock Option and Compensation Committee to establish and administer performance criteria pursuant to which eligible executives may receive designated cash bonus (the "Incentive Bonus") compensation.

       The Bonus Plan will be administered by the Stock Option and Compensation Committee, which consists of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Stock Option and Compensation Committee has the authority to construe and interpret the Bonus Plan, except as otherwise provided in the Bonus Plan, and may adopt rules and regulations governing the administration thereof. The Bonus Plan including the performance goals stated therein can be amended by the Stock Option and Compensation Committee alone, unless such amendment is required to be approved by the Company shareholders under applicable law. The Stock Option and Compensation Committee in its sole discretion determines the executives (the "Participating Executives") eligible for Incentive Bonus awards and, subject to the terms of the Bonus Plan, the amount of such Incentive Bonuses.

       Performance goals established under the Bonus Plan may be, but need not be, different for each fiscal year, and different performance goals may be applicable to different Participating Executives. The specific performance criteria must be established by the Stock Option and Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance criteria remains substantially uncertain within the meaning of Section 162(m). Each Participating Executive may receive an Incentive Bonus if and only if the performance criteria established by the Stock Option and Compensation Committee is attained. Notwithstanding the fact that the performance criteria established by the Stock Option and Compensation Committee has been met, the Board of Directors may, in its discretion, reduce or eliminate the amount of any Incentive Bonus payable to any Participating Executive, but the Board of Directors may not approve, and the Company may not pay, any amount constituting any increase in the amount of any Incentive Bonus payable to any Participating Executive above the amount determined by the performance standards established with respect to such Participating Executive by the Stock Option and Compensation Committee. Additionally, no such reduction or elimination of the amount of any Incentive Bonus payable to any Participating Executive may increase the Incentive Bonus payable to another Participating Executive notwithstanding that such other Participating Executive is otherwise entitled to an increase in his or her Incentive Bonus based on the performance formula established by the Stock Option and Compensation Committee.

       No Participating Executive shall receive an Incentive Bonus under the Bonus Plan for any fiscal year in excess of $_________, in the case of the Company's Chief Executive Officer, or $___________, in the case of any other Participant. In addition, no Participating Executive shall receive any payment under the Bonus Plan unless the Stock Option and Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Bonus Plan and that the performance criteria and any other material terms previously established by the Stock Option and Compensation Committee or set forth in the Bonus Plan were in fact satisfied.

       Any Incentive Bonus granted by the Stock Option and Compensation Committee under the Bonus Plan shall be paid as soon as practicable, unless the Stock Option and Compensation Committee elects to defer such payment in its sole discretion following the Stock Option and Compensation Committee's written certification of its determination. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements.

       No Incentive Bonus will be paid for any fiscal year unless the Participating Executive is an employee of the Company at the end of that fiscal year, except that if the Participating Executive's employment terminates during a fiscal year by reason of death, disability, retirement or any other reason as defined by the Stock Option and Compensation Committee, the Participating Executive (or the Participating Executive's beneficiary) will receive, in a single cash payment, the Incentive Bonus for that fiscal year, prorated to the date of termination of employment.

       For this fiscal year ending February 28, 1998, the Stock Option and Compensation Committee selected the Company's Chief Executive Officer, Mr. Gerald Rubin, to participate in the Bonus Plan. For the fiscal year 1998, the performance goal under the Bonus Plan will be linked to earnings from continuing operations before income taxes adjusted for extraordinary items and capital gains and losses ("Earnings"). An Incentive Bonus will be payable to Mr. Rubin for fiscal year 1998 only if five percent of the Earnings for such fiscal year exceeds Mr. Rubin's base salary and, if payable, such Incentive Bonus will equal five percent of the excess of Earnings over Mr. Rubin's base salary. Because the Incentive Bonus is linked to Earnings during this fiscal year, the actual Incentive Bonus to be received by Mr. Rubin for this fiscal year pursuant to the Bonus Plan is not currently determinable. If the Bonus Plan had been in effect during the fiscal year ended February 28, 1997, Mr. Rubin, would have received $551,705 as an Incentive Bonus for that fiscal year. The Earnings formula described above constitutes a performance goal under
Section 162(m) of the Code for which the Company seeks shareholder approval. For fiscal 1997, Mr. Rubin's employment contract provided an incentive bonus based on the same Earnings formula described above. Mr. Rubin's employment contract has been amended to remove the bonus previously provided under his contract; provided that if the Company's shareholders do not approve the Bonus Plan, then Mr. Rubin would be entitled to receive a bonus under his employment contract based on the same Earnings formula described above to the extent that his total compensation (including his bonus, if any) does not exceed the limits imposed by Section 162(m) of the Internal Revenue Code, as amended. See "Executive Compensation; Employment Contracts."

       Because the other Participating Executives under the Bonus Plan are to be determined from time to time by the Stock Option and Compensation Committee, in its discretion, it is impossible at this time to indicate the precise number, name or positions of the other executives who will receive Incentive Bonuses or the amounts of such Incentive Bonuses.

VOTE REQUIRED FOR ADOPTION

       The proposal to adopt the Helen of Troy 1997 Cash Bonus Performance Plan must receive the favorable vote of a majority of the votes cast at the Meeting or any adjournment thereof for approval. An affirmative vote by a shareholder shall also be deemed to be approval of the performance goals under the Helen of Troy 1997 Cash Bonus Performance Plan for purposes of Section 162(m) of the Code.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    AMENDMENTS TO THE HELEN OF TROY LIMITED
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                  (PROPOSAL 6)

       The Board of Directors has determined that it is in the best interest of the Company and its shareholders to amend the Directors Plan. The Board of Directors has approved certain amendments to the Directors Plan, to be effective as of the date of approval thereof by the Company's shareholders.
The following summary of the Directors Plan does not purport to be complete and is subject in all respects to, and qualified by, the provisions of the Directors Plan.

              The Directors Plan currently provides for an automatic annual grant of options for 2,000 shares of Common Stock to each director, who is not at the time of the grant an officer or employee of the Company or any of its affiliates (each an "Eligible Director"). Section 3(a) of the Directors Plan has been amended, subject to shareholder approval, to provide for, in addition to the automatic annual grant of options for 2,000 shares of Common Stock to each Eligible Director, a one time grant of stock options to each Eligible Director of 10,000 shares of Common Stock effective as of the date of shareholder approval. The full text of this proposed amendment to Section 3(a) of the Directors Plan is set forth as follows:

              (a) The Company shall (i) automatically grant to each Director, annually on the 1st day of September following the Director's appointment, election, reappointment, or reelection as a member of the Board, a Stock Option for 2,000 shares of Common Stock and (ii) grant to each Director on August 26, 1997 a Stock Option for 10,000 shares of Common Stock; provided, however, the aggregate number of shares of Common Stock issued under Stock Options granted under the Plan shall not exceed 240,000.

       Section 8(d)(i) of the Directors Plan has been amended, subject to shareholder approval, to permit an Eligible Director who ceases to be a director of the Company or one or more of its affiliates, for any reason other than death or disability, and does not remain or thereupon become an employee of the Company or one or more of its affiliates, to exercise all options to the extent then exercisable for a period of six months after the date of cessation of directorship or employment (if such director remained or became an employee of the Company following the cessation of directorship). Currently, the Directors Plan provides that in the event that an optionee ceases to be a director of the Company or one or more of its affiliates, for any reason other than death or disability, and such optionee does not remain or thereupon become an employee of the Company or one or more of its affiliates, all unexercised options (including any not yet vested) shall expire on the date the Eligible Director ceases to be a director (or, if upon ceasing to be a director the Eligible Director remained or became an employee of the Company or one or more of its affiliates, on the date the Eligible Director ceases to be an employee). The Company believes that this amendment will facilitate recruitment and retention of qualified outside directors. The full text of this proposed amendment to Section 8(d)(i) of the Directors Plan is set forth as follows:

              (i) If a Director ceases, for any reason other than such Director's death or disability (as defined in Section 22(e)(3) of the Code), to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates and the Director does not remain or thereupon become an employee of the Company or one or more of its Affiliates, such Director shall have the right, for a period of six (6) months after the date of the Director's ceasing to be a director (or, if upon ceasing to be a director the Director remained or became an employee of the Company or one or more of its Affiliates, on the date of the Director's ceasing to be an employee), to exercise a Stock Option to the extent such Stock Option is exercisable on the date of his cessation of directorship or employment, and the Stock Option shall terminate and cease to be exercisable as of the end of such six (6) month period.

       If the amendments to the Directors Plan are not approved by the shareholders of the Company, options will continue to be automatically granted in accordance with the terms of the current Directors Plan.

GENERAL PLAN INFORMATION

       The Directors Plan was adopted by the Board of Directors on June 6, 1995, subject to shareholder approval, which was subsequently obtained on August 23, 1995 at the Annual Meeting of Shareholders. The purpose of the Directors Plan is to attract and to retain the services of experienced and knowledgeable independent individuals as members of the Board of

Directors, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide those individuals with an additional incentive to continue in their position, for the best interest of the Company and its shareholders. A total of 240,000 shares of Common Stock are reserved and available for issuance under the Directors Plan, subject to adjustments to reflect certain changes in capitalization.

       Options will be awarded under the Directors Plan only to members of the Board of Directors who are not at the time of the grant an officer or employee of the Company or any of its affiliates.

ADMINISTRATION OF THE DIRECTORS PLAN

       The Directors Plan is administered by the members of the Board of Directors who are either an employee of the Company or one of its affiliates (the "Ineligible Directors"). The Ineligible Directors have the authority and discretion to interpret the Directors Plan and to make all other determinations necessary for the administration of the Directors Plan and to prescribe, amend and rescind any rules and regulations relating to the Directors Plan. However, the Ineligible Directors have no discretion or authority to disregard or change any of the terms and conditions under which options are granted to the Eligible Directors or may be exercised under the Directors Plan.

PRIOR GRANTS OF PLAN AWARDS

       During fiscal 1997, options to purchase 10,000 shares of Common Stock were granted pursuant to the Directors Plan. The following table summarizes the options outstanding under the Directors Plan as of July 3, 1997.


   Position                                                    Number of Options
   --------                                                    -----------------
       Non-Employee Directors as a
         Group (5 persons)    . . . . . . . . . . . . .             16,000

OPTIONS UNDER THE DIRECTORS PLAN

       An option granted under the Directors Plan becomes fully vested for one hundred percent (100%) of the number of shares of Common Stock subject to the option one year after the date such option was granted. The exercise price under each option shall be equal to the mean between the high and low prices of the Common Stock reported on the NASDAQ National Market System or other primary market or exchange on the last trading day preceding the date on which such option is granted to an Eligible Director. The option shall be deemed exercised on the day when written notice of such exercise has been received by the Company from the person entitled to exercise the option, accompanied by full payment of the purchase price in cash or check. No option is exercisable after the tenth anniversary of its grant.

       Subject to shareholder approval of this Proposal 5, in the event that an optionee ceases to be a director of the Company or one or more of its affiliates, for any reason other than death or disability, and such optionee does not remain or thereupon become an employee of the Company or one or more of its affiliates, all options to the extent then exercisable may be exercised for a period of six months after the date of cessation of directorship or employment. In the event that the optionee dies while serving on the Board of Directors of the Company or the Board of Directors of an affiliate of the Company or while an employee thereof, all options granted to such optionee may be exercised by the optionee's legal representatives, legatees or distributees to the extent such options are exercisable at any time prior to the first anniversary of his or her death, and his or her unexercised options shall expire at the end of such period. If an option holder becomes disabled while a director or an employee of the Company or one or more of its affiliates and thereafter ceases to be such a director by reason of a disability, all options to the extent then exercisable may be exercised for a period of 90 days after the date of cessation of directorship or employment. In no event, however, shall the period during which such options may be exercised extend beyond the term of the options.

       Under the Directors Plan, an option may not be transferred, assigned, encumbranced, pledged or charged, other than by will or the laws of descent or distribution.

CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

       Adjustments to prevent dilution will be made in the event of a stock dividend, or split, combination, exchange of shares or other recapitalization,
merger, or otherwise, in which the Company is the surviving corporation.   No
fractional shares of Common Stock shall be issued under the Directors Plan on account of any such adjustments. Such adjustments shall be made by the Ineligible Directors.

TERM AND TERMINATION OF THE DIRECTORS PLAN; AMENDMENT

       The Directors Plan will continue in effect until June 6, 2005, unless sooner terminated. The Board of Directors may make such changes in and additions to the Directors Plan as it may deem proper; provided, however, except for adjustments to reflect certain changes in capitalization permitted under the Directors Plan, shareholder approval is required for any amendment that (i) materially increases the benefits accruing to the Eligible Directors under the Directors Plan; (ii) changes the class of persons eligible to receive options under the Directors Plan; or (iii) increases the duration of the Directors Plan. The Board of Directors may not, without the Eligible Director's written consent, modify the terms and conditions of an option previously granted under the Directors Plan. In addition, no amendment, suspension or termination of the Directors Plan shall, without the Eligible Director's written consent, alter, terminate or impair any right or obligation under any option previously granted under the Directors Plan. An amendment revising the price, date of exercisability, option term or amount of shares of Common Stock covered by an option granted under the Directors Plan may not be made more frequently than every six months, unless such an amendment is required to comply with the Code, or the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

       In the event that regulations and rules of the Securities and Exchange Commission cease to require shareholder approval as a condition of exemption under Rule 16b-3 of the Exchange Act or any successor rule or regulation, and shareholder approval is not required as a condition of registration or listing with an applicable national market system or stock exchange, the Directors Plan shall cease to be subject to shareholder approval, and any amendment, suspension or termination of the Directors Plan shall be deemed to be effective upon adoption by the Board of Directors.

MISCELLANEOUS

       The Directors Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FEDERAL INCOME TAX CONSEQUENCES

       The following general summary is based upon the Internal Revenue Code and does not include a discussion of any state or local tax consequences.

       A participant will not recognize any taxable income upon the grant of an option. However, upon exercise of an option, a participant must recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Upon the subsequent disposition of the shares, the participant will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the shares on the date of exercise. The participant's holding period in the shares, for capital gains and losses purposes, begins on the date of exercise. A participant's tax basis in the shares received on exercise of an option will be equal to the amount of consideration paid by the participant on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. If a participant exercises an option by delivering shares of Common Stock, the participant will not recognize gain or loss with respect to the shares delivered by the participant, even if the then fair market value of such shares is different from the participant's tax basis therein. The participant, however, will be taxed as described above with respect to the exercise of the option as if he had paid the exercise price in cash. The participant's tax basis in the shares received on such exercise will be equal to his basis in the number of shares surrendered on such exercise plus the fair market value of the number of shares received in excess of the number of shares surrendered and the holding period for such number of shares received will include the holding period of the shares surrendered. The Company will not be entitled to a deduction for federal income tax purposes for the compensation paid to the participants under the Directors Plan.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD

CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

SHAREHOLDER APPROVAL

       The affirmative vote of the majority of the votes cast at the Meeting is required to approve the amendments to the Directors Plan. If the amendments thereto are not approved by the Company's shareholders, the Directors Plan, as previously approved, will continue in effect.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                             SHAREHOLDER PROPOSALS

       Proposals of shareholders intended to be presented at the next annual meeting must be received at the executive offices of the Company by March 6, 1998, for inclusion in the proxy statement and form of proxy of the Company.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       No action is to be taken with respect to the selection or approval of independent public accountant for the Company. KPMG Peat Marwick LLP has served as independent public accountants for the Company since 1978. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he desires to do so, and he is also expected to be available to respond to appropriate questions.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC Regulations to furnish the Company with copies of all Section 16(a) forms they file.

       To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1997, all Section 16(a) filing requirements applicable to the officers, directors and greater than ten percent beneficial owners were complied with.

                                 QUORUM; VOTING

       The presence in person of two or more persons, representing throughout the Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is present, the seven nominees for directors receiving a majority of the votes cast at the Meeting in person or by proxy shall be elected. The affirmative vote of the majority of the votes cast at the Meeting in person or by proxy shall be the act of the shareholders with respect to Proposals 2 through 6. If within half an hour from the time appointed for the Meeting a quorum is not present or represented by proxy, the Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is presented or represented, any business may be transacted that might have been transacted at the Meeting as originally called.

       Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Such broker non-votes will be counted towards a quorum. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1 through 6.

                                 OTHER MATTERS

       The Board of Directors knows of no matters to be presented at the Meeting other than the election of directors. If other matters properly come before the Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management's discretion.


                             YOUR VOTE IS IMPORTANT

       You are encouraged to let us know your preference by completing and returning the enclosed proxy card.




                                                           Gerald J. Rubin
                                                           Chairman of the Board

                                   EXHIBIT A

              (a) Basic Limitation. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are available for issuance under this Plan shall not exceed four million (4,000,000) Shares, subject to adjustment pursuant to Section 9 of this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan. Notwithstanding anything herein to the contrary, and subject to potential changes specified in Section 9(a), no Participant may be granted an Option which, in combination with all other Options granted after February 28, 1997 to such Participant under the Plan (regardless of whether they have been exercised or canceled) aggregates more than 500,000 Shares in any one (1) year period commencing on or after February 28, 1997.

                                   EXHIBIT B

              (a) Basic Limitation. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are available for issuance under this Plan shall not exceed five million (5,000,000) Shares, subject to adjustment pursuant to Section 9 of this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan. Notwithstanding anything herein to the contrary, and subject to potential changes specified in Section 9(a), no Participant may be granted an Option which, in combination with all other Options granted after February 28, 1995 to such Participant under the Plan (regardless of whether they have been exercised or canceled) aggregates more than 600,000 Shares in a three (3) year period commencing on or after February 28, 1995.

                                   EXHIBIT C

              (a) Basic Limitation. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are available for issuance under this Plan shall not exceed five million (5,000,000) Shares, subject to adjustment pursuant to Section 9 of this Plan. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan. Notwithstanding anything herein to the contrary, and subject to potential changes specified in Section 9(a), no Participant may be granted an Option which, in combination with all other Options granted after February 28, 1997 to such Participant under the Plan (regardless of whether they have been exercised or canceled) aggregates more than 500,000 Shares in any one (1) year period commencing on or after February 28, 1997.

                                   EXHIBIT D

                                 HELEN OF TROY

                        1997 CASH BONUS PERFORMANCE PLAN


Section 1.    PURPOSE OF PLAN

       The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing to the participating executives of the Company and its Subsidiaries bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of March 1, 1997.

Section 2.    DEFINITIONS AND TERMS

       2.1. Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, GAAP.

       2.2. Specific Terms. The following words and phrases as used herein shall have the following meanings:

              "Bonus" means a cash payment or payment opportunity as a context requires.

              "Business Criteria" means any one or any combination of financial goals or other objective goals, which may be Company-wide, on an individual basis or otherwise, and (i) with respect to financial goals, may be expressed, for example, in terms of Net Income, EPS, ECO, cash flow, Return on Equity, Return on Assets or other return ratios, or stock price of the Company, and (ii) with respect to objective goals, may include the attainment of various productivity and long term growth objectives, including for example, reductions in the Company's overhead ratio and expenses to sales ratios.

              "Change in Control" shall mean to have occurred at such time as either (i) any "person", as such term is used in section 14(d) of the Exchange Act, other than the Company, a wholly-owned subsidiary of the Company or any employee benefit plan of the Company, or its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act (or any successor rule), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company's common stock, or (ii) individuals who constitute the Board of the Directors on the effective date of this Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the director without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person was a member of the Incumbent Board.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Committee" means the Stock Option and Compensation Committee of the Company which has been established to administer the Plan in accordance with Section 3.1 and Section 162(m) of the Code.

              "Company" means Helen of Troy Limited, a Bermuda company, and any successor whether by merger, ownership or all or substantially all of its assets or otherwise.

              "Disability" shall have such meaning attributed thereto in the Company's long-term disability plan, or, if no such plan exists, shall mean a "Permanent and Total Disability" as defined in Code Section 22(e).

              "ECO" shall mean the sum of (i) the consolidated earnings from continuing operations before all income taxes of the Company and its Subsidiaries for each Year, (ii) minus extraordinary income, plus extraordinary expenses (as defined by GAAP), and (iii) minus capital gains, plus capital losses (as defined by GAAP).

              "EPS" for any Year means earnings per share of the Company as reported in the Company's Consolidated Statement of Income set forth in the audited consolidated financial statements of the Company for the Year.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

              "Executive" means a key employee (including any officer) of the Company or the Subsidiaries.

              "GAAP" shall mean generally accepted accounting principles used and applied in the United States of America.

              "Net Income" for any Year means the consolidated net income of the Company as reported in the audited consolidated financial statements of the Company for the Year.

              "Participant" means an Executive selected to participate in the Plan by the Committee.

              "Performance Period" means the Year or Years with respect to which the Performance Targets are set by the Committee.

              "Performance Target(s)" means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Executive for the Performance Period with respect to any one or more of the Business Criteria.

              "Plan" means the Helen of Troy 1997 Cash Bonus Performance Plan as amended from time to time.

              "Return on Assets" means Net Income divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year as reported by the Company in its consolidated financial statements.

              "Return on Equity" means the Net Income divided by the average of the common shareholders equity of the Company at the end of each of the fiscal quarters of the Year as reported by the Company in its consolidated financial statements.

              "Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

              "Subsidiary" means any corporation, partnership or other entity as to which more than fifty percent (50%) of the voting securities or other voting ownership interests shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

              "Year" means any one or more fiscal years of the Company commencing on or after March 1, 1997, that represent(s) the applicable Performance Period.

Section 3.    ADMINISTRATION OF THE PLAN

       3.1. The Committee. The Plan shall be administered by a Committee consisting solely of at least two members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan, who (i) are not eligible to participate in the Plan and (ii) are "outside directors" within the meaning of Section 162(m).

       3.2. Powers of the Committee. The Committee shall have the sole authority to establish and administer the Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Bonuses under the Plan and, subject to Sections 4 and 5 of the Plan, the amount of such Bonuses and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Bonus under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who are selected as Participants in the Plan.

       3.3. Requisite Action. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

       3.4. Express Authority (and Limitations on Authority) to Change Terms and Conditions of Bonus. Without limiting the Committee's authority under other provisions of the Plan, but subject to any express limitations of the Plan and Section 5.8, the Committee shall have the authority to accelerate a Bonus (after the attainment of the applicable Performance Target(s)) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Target(s)), in such circumstances as the Committee deems appropriate. In the case of any acceleration of a Bonus after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield of the month preceding the month in which such acceleration occurs.

Section 4.    BONUS PROVISIONS

       4.1. Provision for Bonus. Each Participant may receive a Bonus if and only if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Board of Directors of the Company may, in its discretion, reduce or eliminate the amount of any Bonus payable to any Participant; provided that the Board of Directors may not approve, and the Company may not pay, any amount constituting an increase in the amount of any Bonus payable to any Participant above the amount determined by the formula or standard established with respect to such Participant pursuant to Section 4.2; provided further that any such reduction or elimination of the amount of any Bonus payable to any Participant shall not have the effect of increasing the Bonus payable to another Participant notwithstanding such other Participant being otherwise entitled to an increase in his or her Bonus pursuant to the formula or standard established with respect to such Participant pursuant to
Section 4.2.

       4.2. Selection of Performance Target(s). The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.7, 4.10 5.1 and 5.8.

       4.3. Selection of Participants. For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan.

       4.4. Effect of Mid-Year Commencement of Service. To the extent compatible with Sections 4.2 and 5.8, if services as an Executive commence after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant a Bonus that is proportionately adjusted based on the period of actual service during the Year; the amount of any Bonus paid to such person shall not exceed that proportionate amount.

       4.5. Termination of Employment During Year. Unless otherwise determined by the Committee or required by applicable law or pursuant to any written agreement between the Company and the Executive:

              (a) no Bonus shall be payable to an Executive if the Executive is not employed by the Company or any Subsidiary of the Company on the last day of the Performance Period for which the Bonus is otherwise payable, unless the Executive's employment with the Company and its Subsidiaries terminates during the Performance Period by reason of the Executive's death or Disability or following a Change in Control, and

              (b) in the event of the Executive's death or Disability during the Performance Period, or in the event of the termination of the Executive's employment for any reason following a Change in Control that occurs during the Performance Period, the Executive (or the Executive's legal representative or beneficiary) shall receive a Bonus equal to the product of (i) the Bonus he would have received for the entire Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days during the Performance Period in which the Executive was an employee of the Company or its Subsidiaries, and the denominator of which is the number of days in the Performance Period.

Payment of such Bonus shall be made in accordance with Section 4.9 hereof.

       4.6. Accounting Changes. Subject to Section 5.8, if, after the Performance Target(s) are established for a Performance Period, a change occurs in the applicable accounting principles or practices, the amount of the Bonuses paid under this Plan for such Performance Period shall be determined without regard to such change.

       4.7. Committee Discretion to Determine Bonuses. The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Bonus shall be calculated (in accordance with Section 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish additional conditions and terms of payment of Bonuses (including, but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2 or 4.10 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

       4.8. Committee Certification. No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

       4.9. Time of Payment. Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section 4.8. Any such payment shall be in cash or cash equivalents, subject to applicable withholding requirements. If and to the extent permitted by the Committee, and in accordance with such rules as the Committee may from time to time adopt, Participants may, prior to the beginning of any Performance Period, elect to defer the payout of all or any portion of a Bonus relating to such Performance Period. In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target(s), any additional amount payable shall be based on Moody's Average Corporate Bond Yield over the deferral period.

       4.10. Maximum Individual Bonus. Notwithstanding any other provision hereof, no Executive shall receive a Bonus under the Plan for any fiscal year in excess of $_________, in the case of the Chief Executive Officer of the Company, or $__________, in the case of any other Executive.

Section 5.    GENERAL PROVISIONS

       5.1. No Right to Bonus or Continued Employment. Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 5.1, any predecessor or Subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan, shall be held or construed to confer upon any person any legal right to receive, or any interest in, a Bonus or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise, except to the extent otherwise provided in any written employment agreement between the Company and the Executive. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts pursuant to Section 4.2 have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated, unless the Committee otherwise expressly provides by written contract or other written commitment.

       5.2. Discretion of the Company, Board of Directors and Committee. Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

       5.3. Absence of Liability. A member of the Board of Directors of the Company or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

       5.4. No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Company to any Participant under the Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

       5.5. Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 5.5 shall not apply to an assignment of a contingency or payment due after the death of the Executive to the deceased Executive's legal representative or beneficiary.

       5.6. Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Texas.

       5.7. Non-Exclusivity. Subject to Section 5.8, the Plan does not limit the authority of the Company, the Board or the Committee, or any Subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Target(s) used under the Plan. In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

       5.8. Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended or required in order to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 6.    EFFECTIVE DATE, AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

       The Plan shall be effective as of March 1, 1997, subject to its approval by shareholders of the Company at the annual meeting of shareholders to be held August 26, 1997, or any adjournment or postponement thereof. The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable rules under Section 162(m) of the Code. Unless sooner terminated by the Board of Directors or the Committee, to the extent necessary to ensure that Bonuses paid to Executives may be deductible under Section 162(m) for federal income tax purposes, the Plan shall terminate as of the date of the Company's first meeting of the Company's shareholders occurring during the year 2002, unless the term of the Plan is extended and reapproved at such shareholders' meeting. No additional Bonuses may be payable after termination of the Plan. Termination of the Plan shall not affect any Bonuses due and outstanding on the date of termination and such Bonuses shall continue to be subject to the terms of the Plan notwithstanding its termination.